UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

ROCKET LAB USA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39560	98-1550340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3881 McGowen Street
Long Beach, California		90808
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 714 465-5737

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RKLB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2023 (the “Effective Date”), Rocket Lab USA, Inc. (the “Company”) and certain of its subsidiaries (the “Subsidiaries”, together with the Company, the “Borrowers”), entered into a Master Equipment Financing Agreement (the “Loan Agreement”) with Trinity Capital, Inc., a Maryland corporation (the “Lender”) to provide financing for certain equipment and other property (the “Equipment”). The Loan Agreement provides that the Lender shall provide equipment financing in the aggregate of up to $120,000,000 (the “Conditional Commitment”), with advances (“Draws”) to be made as follows: (i) $70,000,000 on the Effective Date (the “Effective Date Draw”); and (ii) $40,000,000 to be drawn on the Effective Date (the “Blanket Lien Draw”), with each of the Effective Date Draw and Blanket Lien Draw payable over sixty (60) months beginning January 2024, with the final payments due in January 2029. After the Blanket Lien Draw is repaid in full, Borrowers may make Draws as follows: (x) $30,000,000 to be drawn in not more than three advances of at least $10,000,000 each at the Borrowers’ option no later than the date that is 18 months after the Effective Date; and (y) $20,000,000 to be drawn at Borrower’s option between January 1, 2025 and June 30, 2025 (such date, the “Termination Date”), subject to customary conditions.

The Borrowers and Lender will enter into one or more equipment financing schedules (individually, a “Schedule” and, collectively, the “Schedules”) from time to time, evidencing a Draw and listing the Equipment to be financed. Each Schedule will constitute a separate financing instrument, and will be effective for the term specified in that Schedule. The monthly payment factors under a Schedule will be fixed for the term of such Schedule. All Schedules before March 31, 2024 shall have a term of sixty (60) months and a rate factor of 0.022266. All Schedules after March 31, 2024 shall have a term of forty-eight (48) months and a rate factor of 0.026306; provided that in the event the Company meets certain criteria after the Effective Date, all Schedules thereafter shall have a term of sixty (60) months and a rate factor of 0.022266. The monthly payment factors are subject to adjustment as set forth in the Loan Agreement and determined by Lender based on the Prime Rate reported in The Wall Street Journal on the first day of the month in which a Schedule is executed.

The Borrowers shall jointly and severally pay Trinity (a) the payments (“Basic Payments”) specified in each Schedule, and (b) all of the other amounts payable in accordance with this Agreement, such Schedule and/or any of the other Equipment Financing Documents (as defined in the Loan Agreement).

Outstanding borrowings under the Loan Agreement are secured by a first priority lien on the Equipment. In addition, so long as the Blanket Lien Draw remains outstanding, outstanding borrowings under the Loan Agreement will also be secured by a first priority lien on substantially all of the assets of the Borrower, including Borrower’s intellectual property. In conjunction with the security interest granted under the Loan Agreement, the Company’s obligations are further secured pursuant to the terms of an Intellectual Property Security Agreement, dated as of the Effective Date.

The Loan Agreement requires Company to make representations and warranties and comply with covenants that are customary in loan agreements of this type, including the provision of financial information.

If an event of default occurs, Lender is entitled to take enforcement action, including acceleration of amounts due under the Loan Agreement or recovery of Equipment. The Loan Agreement contains customary events of default, including, among other events, non-payment of principal or interest, insolvency and a Change in Control (as defined in the Loan Agreement).

The Loan Agreement also contains other customary provisions, such as commitment fees, expense reimbursement and confidentiality. Lender has indemnification rights and the right to assign the Loan Agreement with Borrower’s consent.

In connection with the Loan Agreement, the Company also issued to Lender a warrant (“Warrant”), dated December 29, 2023, to purchase up to 728,835 shares of the Company’s common stock, at an exercise price of $4.87 per share, payable in cash or on a cashless basis according to the formula set forth in the Warrant. The exercise price of the Warrant and the number of shares issuable upon exercise of the Warrant are subject to adjustments for stock splits, combinations, stock dividends or similar events. The Warrant is exercisable until December 29, 2027. The Warrant also provides for an automatic cashless exercise upon expiration if the value of one share of the Company’s common stock is greater than the exercise price of the warrant.

The foregoing descriptions of the Draws, the Loan Agreement, the Intellectual Property Security Agreement and the Warrant are qualified in their entirety by reference to the full text of the Warrant, Loan Agreement and the Intellectual Property Security Agreement, copies of which the Company intends to file as exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Item 1.02 Termination of a Material Definitive Agreement.

On December 29, 2023, a portion of the proceeds from the Effective Date Draw and the Blanket Lien Draw were used to pay off all obligations owing pursuant to the secured term loan agreement, dated as of June 10, 2021, between the Company and Hercules Capital, Inc. (the “Hercules Capital secured term loan”), which was scheduled to mature on June 1, 2024, and following the payment of the outstanding obligations under the Hercules Capital secured term loan, the Hercules Capital secured term loan, together with all documents and agreements executed in connection therewith, were terminated and all liens associated therewith were released.

As of the Effective Date, $108,648,103 of aggregate principal amount, payment-in-kind interest, end of term charges and accrued interest was outstanding under the Hercules Capital secured term loan and repaid with a portion of the proceeds from the Effective Date Draw and Blanket Lien Draw.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Warrant was exempt from the requirements of the Securities Act of 1933, as amended, pursuant to an exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder as transactions by an issuer not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKET LAB USA, INC.

Date:	January 4, 2024	By:	/s/ Adam Spice
Adam Spice Chief Financial Officer